Exhibit 99.1

AMAZON.COM, INC.’S BOARD OF DIRECTORS AUTHORIZES

$500 MILLION STOCK REPURCHASE PROGRAM

SEATTLE—August 28, 2006—Amazon.com, Inc. (the “Company”) announced today that its Board of Directors authorized the Company to repurchase up to $500 million of the Company’s common stock within the next 24 months, through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions or a combination of the foregoing. The program allows the Company to opportunistically repurchase its shares. The Company may do so if it believes its shares are undervalued.

About Amazon.com

Amazon.com, Inc., (Nasdaq:AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as health and personal care, jewelry and watches, gourmet food, sports and outdoors, apparel and accessories, books, music, DVDs, electronics and office, toys and baby, and home and garden.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.joyo.com.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

Forward-Looking Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, significant amount of indebtedness, inventory, limited operating history, government regulation and taxation, payments, fraud, consumer trends, and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005, and all subsequent filings.

Page 1